UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 18, 2008

CHINA BIO-IMMUNITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 36 ShengMing 2nd Road DD Port, Dalian People’s Republic of China, 116620
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 411 87407598

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Directors

On August 18, 2008, the Board of Directors (the “Board”) of China Bio-Immunity Corporation, a Nevada corporation (the “Company”) appointed the following individuals to serve on the Company’s Board: i) Dr. Angelos Koutsonikolis ; ii)  Mr. Geoffrey Youngclaus ; and iii) Mr. Hui Zhuang.

Dr. Angelos Koutsonikolis. Dr. Koutsonikolis is 42 years old.  From April 2005 to the present, Dr. Koutsonikolis has been in private practice focusing on Allergies and Immunology in Boynton Beach, FL. From July 2001 to March 2005, Dr. Koutsonikolis worked in private practice at Medical Arts Associates located in Moline, Illinois in the field of Allergy and Clinical Immunology.

Mr. Geoffrey Youngclaus.  Mr. Geoffrey Youngclaus is 39 years old. From 1993 to the present, Mr. Youngclaus has been with the certified public accounting firm Youngclaus and Company, PLLC, located in North Hampton, New Hampshire.  Mr. Youngclaus is currently the managing partner.  Mr. Youngclaus received a Bachelor of Science in Accounting in 1992 from Quinnipiac University and achieved a CPA designation in 1995.  Mr. Youngclaus has experience both in guiding foreign corporations to implement United States operations and in assisting United States corporations with their export operations to Pacific and European countries.

Mr. Hui Zhuang.  Mr. Hui Zhuang is 73 years old.  From 2000 to the present, Mr. Zhuang has served as a Professor of Microbiology at Peking University Health Science Center.  Prior to that, from 1995 to 2000, Mr. Zhuang served as both a Professor and Director at Beijing Medical University’s Department of Microbiology.  Mr. Zhuang has been published more than 120 times throughout his professional career.

Director Agreements

Director Agreement – Angelos Koutsonikolis.  In connection with the appointment of Angelos Koutsonikolis to the Company’s Board, on August 18, 2008, the Company entered into a director agreement with Angelos Koutsonikolis for an unfixed term, pursuant to which Mr. Angelos Koutsonikolis will serve on the Company’s Board of Directors and will receive a director’s fee of one thousand ($1,000.00) per day for all activity, including travel, related to board meetings attended by the director.  The foregoing description of the director agreement is qualified in its entirety by reference to the director agreement which is attached hereto as Exhibit 10.12 and is herein incorporated by reference.

Director Agreement – Geoffrey Youngclaus.  In connection with the appointment of Geoffrey Youngclaus to the Company’s Board, on August 18, 2008, the Company entered into a director agreement with Geoffrey Youngclaus for an unfixed term, pursuant to which Mr. Geoffrey Youngclaus will serve on the Company’s Board of Directors and will receive a director’s fee of one thousand ($1,000.00) per day for all activity, including travel, related to board meetings attended by the director.  The foregoing description of the director agreement is qualified in its entirety by reference to the director agreement which is attached hereto as Exhibit 10.13 and is herein incorporated by reference.

Director Agreement – Hui Zhuang.  In connection with the appointment of Hui Zhuang to the Company’s Board, on August 18, 2008, the Company entered into a director agreement with Hui Zhuang for an unfixed term, pursuant to which Mr. Hui Zhuang will serve on the Company’s Board of Directors and will receive a director’s fee of one thousand ($1,000.00) per day for all activity, including travel, related to board meetings attended by the director.  The foregoing description of the director agreement is qualified in its entirety by reference to the director agreement which is attached hereto as Exhibit 10.14 and is herein incorporated by reference.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new directors had or is to have a direct or indirect material interest.

ITEM 9.01 FINACIAL STATEMENTS AND EXHIBITS

10.12	Director Agreement, dated August 18, 2008, by and between China Bio-Immunity Corporation and Angelos Koutsonikolis.
10.13	Director Agreement, dated August 18, 2008, by and between China Bio-Immunity Corporation and Geoffrey Youngclaus.
10.14	Director Agreement, dated August 18, 2008, by and between China Bio-Immunity Corporation and Hui Zhuang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIO-IMMUNITY CORPORATION

Date: August 18, 2008

/s/ Quanfeng Wang

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By:  Quanfeng Wang
Its:   Chief Executive Officer